UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2007

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

YRC Worldwide Inc. (the “Company”) renewed its asset-backed securitization (“ABS”) facility as of May 18, 2007 on substantially the same terms as the prior facility. The renewed facility is due to expire on May 16, 2008. This facility utilizes the accounts receivables of the following subsidiaries of the Company: Yellow Transportation, Inc.; Roadway Express, Inc.; USF Holland Inc.; and USF Reddaway Inc. The ABS facility continues to provide a financing limit of $650 million and a letter of credit issuance sub-limit of $325 million. The interest rate under the ABS facility continues to be a variable rate based on A1/P1 rated commercial paper (5.29% at May 18, 2007), plus a fixed increment for utilization.

Yellow Roadway Receivables Funding Corporation (“YRRFC”), a special purpose entity and wholly owned subsidiary of the Company, operates the ABS facility. Under the terms of the renewed ABS facility, the relevant Company subsidiaries may transfer trade receivables to YRRFC, which is designed to isolate the receivables for bankruptcy purposes. A third-party conduit must purchase from YRRFC an undivided ownership interest in those receivables. The percentage ownership interest in receivables that the conduit purchases may increase or decrease over time, depending on the characteristics of the receivables, including delinquency rates and debtor concentrations.

A copy of Omnibus Amendment No. 2, the amendment that effects the ABS facility renewal, is included with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2007, the stockholders of the Company approved the Company’s Annual Incentive Bonus Program (the “Program”). The Program is similar to the program that the stockholders approved in 2002. The Program provides that the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company may designate certain senior executive officers and key employees to receive cash bonuses upon satisfaction of certain specified performance goals as set forth in the Program. The Compensation Committee establishes these goals from time-to-time, which may differ from employee-to-employee and from award-to-award. Stockholder approval of the Program permits the Company to deduct compensation under the Program in excess of the limits under Section 162(m) of the Internal Revenue Code of 1986, as amended.

A copy of the Program is included with this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01.	Other Events

On May 18, 2007, the Company settled the arbitration proceedings initiated against the Company by Gustavo Gonzalez Garcia and various members of his family (the “Gonzalez Family”) and Autolineas Mexicanas, S.A. de C.V., Servicios Gerenciales del Norte, S.A. de C.V., Sonax, S.A. de C.V. and Logistica ALM, S.A. de C.V (collectively, “Grupo Almex”). Pursuant to the settlement, the Company has agreed to pay the Gonzalez Family and Grupo Almex $2.0 million and forgive approximately $9.3 million of debt that Soflex, S. de R.L. de C.V. (“Soflex”) owed to the Company pursuant to a series of notes. The Gonzalez Family wholly owns Soflex. The notes from Soflex were previously written off as uncollectible debt in 2005 as a part of the Company’s acquisition consideration for USF Corporation. The Company previously accrued $0.6 million of the $2.0 million settlement. The remaining $1.4 million will be expensed in the second quarter of 2007.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Omnibus Amendment No. 2 [Amendment No. 2 to Amended and Restated Receivables Sale Agreement and Amendment No. 2 to Second Amended and Restated Receivables Purchase Agreement], as of May 18, 2007, among Yellow Transportation, Inc., Roadway Express, Inc., USF Reddaway Inc. and USF Holland Inc., as Originators; Yellow Roadway Receivables Funding Corporation, as Seller; JPMorgan Chase Bank, N.A., SunTrust Bank, Wachovia Bank, National Association and ABN AMRO Bank, N.V., as Committed Purchasers; Falcon Asset Securitization Company LLC (f/k/a Falcon Asset Securitization Corporation), Three Pillars Funding LLC, Variable Funding Capital Company LLC (as assignee of Blue Ridge Asset Funding Corporation) and Amsterdam Funding Corporation, as Conduits; YRC Assurance Co. Ltd., as Co-Agent; Wachovia Bank, National Association, as LC Issuer; SunTrust Capital Markets, Inc., Wachovia Bank, National Association, ABN AMRO Bank, N.A., and JPMorgan Chase Bank, N.A., as Co-Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Annual Incentive Compensation Program

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: May 23, 2007	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President,
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Omnibus Amendment No. 2 [Amendment No. 2 to Amended and Restated Receivables Sale Agreement and Amendment No. 2 to Second Amended and Restated Receivables Purchase Agreement], as of May 18, 2007, among Yellow Transportation, Inc., Roadway Express, Inc., USF Reddaway Inc. and USF Holland Inc., as Originators; Yellow Roadway Receivables Funding Corporation, as Seller; JPMorgan Chase Bank, N.A., SunTrust Bank, Wachovia Bank, National Association and ABN AMRO Bank, N.V., as Committed Purchasers; Falcon Asset Securitization Company LLC (f/k/a Falcon Asset Securitization Corporation), Three Pillars Funding LLC, Variable Funding Capital Company LLC (as assignee of Blue Ridge Asset Funding Corporation) and Amsterdam Funding Corporation, as Conduits; YRC Assurance Co. Ltd., as Co-Agent; Wachovia Bank, National Association, as LC Issuer; SunTrust Capital Markets, Inc., Wachovia Bank, National Association, ABN AMRO Bank, N.A., and JPMorgan Chase Bank, N.A., as Co-Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Annual Incentive Compensation Program

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